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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Metrocall, Inc.'s registration statement on Form S-4, Amendment No. 4, of our report dated February 27, 1998, except for Note 10 as to which the date is December 1, 1998, on our audits of the combined financial statements of AT&T Wireless Services, Inc. -- Messaging Division, a business unit of AT&T Wireless Services, Inc., as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Form 8-K/A of Metrocall, Inc. We also consent to the reference to our firm under the caption "Experts."

                                            /s/ PRICEWATERHOUSECOOPERS LLP

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                                                PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
July 1, 1999